Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Dollar Financial Corp.:
(1) Registration Statement (Form S-8 No. 333-147495) pertaining to the Dollar Financial Corp. 2007 Equity Incentive Plan;
(2) Registration Statement (Form S-8 No. 333-134262) pertaining to the Dollar Financial Corp. Deferred Compensation Plan;
(3) Registration Statement (Form S-8 No. 333-123320) pertaining to the Dollar Financial Corp. 1999 Stock Incentive Plan and Dollar Financial Corp. 2005 Stock Incentive Plan;
(4) Registration Statement (Form S-3 No. 333-139580, 333-146205 and 333-164097) of Dollar Financial Corp.

of our report dated September 3, 2009 (except for the retrospective adoption of accounting principles described in Note 2, as to which the date is November 20, 2009, and the condensed consolidating financial information included in Note 23 and the subsequent events disclosed in Note 24, both as to which the date is March 19, 2010) with respect to the consolidated financial statements of Dollar Financial Corp. for the year ended June 30, 2009, which report appears in the current report on Form 8-K of Dollar Financial Corp. dated March 19, 2010.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 19, 2010